EXHIBIT 99.1


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            ____________________

                                SCHEDULE 13D

                            (Amendment No. _____)

                  Under the Securities Exchange Act of 1934


                    GENERAL EMPLOYMENT ENTERPRISES, INC.
                              (Name of Issuer)

                         Common Stock, No Par Value
                       (Title of Class of Securities)

                                 369730-10-6
                               (CUSIP number)

                              Herbert F. Imhoff
                    General Employment Enterprises, Inc.
                               One Tower Lane
                                 Suite 2100
                   Oakbrook Terrace, Illinois   60181-4600
                               (630) 954-0400
                (Name, Address and Telephone Number of Person
              Authorized to Receive Notices and Communications)

                                July 14, 1990
           (Date of Event Which Requires Filing of This Statement)

        If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ].

        Check the following box if a fee is being paid with the statement
   [x].

                       (Continued on following pages)
                              Page 1 of 6 Pages

        8 of 22

   CUSIP No. 369730-10-6             13D                Page 2 of 6 Pages

        1    NAME OF REPORTING PERSONS
             S.S. OR I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS
                  Herbert F. Imhoff
                  S.S. No. ###-##-####

        2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP     (a) [ ]
                                                                  (b) [x]
        3    SEC USE ONLY

        4    SOURCE OF FUNDS
                  BK

        5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
             PURSUANT TO ITEM 2(d) OR 2(e)                           [  ]

        6    CITIZENSHIP OR PLACE OF ORGANIZATION

        7    NUMBER OF SHARES BENEFICIALLY OWNED
             BY EACH REPORTING PERSON WITH
             SOLE VOTING POWER
                  488,909

        8     SHARED VOTING POWER
                  0

        9    SOLE DISPOSITIVE POWER
                  488,909

        10   SHARED DISPOSITIVE POWER
                  0

        11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
                  30.7%

        12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
             CERTAIN SHARES                                           [x]

        13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
                  30.7%

        14   TYPE OF REPORTING PERSON
                  IN

        9 of 22

                                                        Page 3 of 6 Pages

   Item 1.        Security and Issuer.
                  -------------------

             This statement relates to the common stock, no par value

   (the "Shares"), of General Employment Enterprises, Inc., an Illinois

   corporation (the "Company").  The principal executive offices of the

   Company are located at One Tower Lane, Oakbrook Terrace, Illinois

   60181.


   Item 2.        Identity and Background.
                  -----------------------

             This statement is being filed by Herbert F. Imhoff, Chairman of the Board and President of the Company.  Mr. Imhoff's business address is One Tower Lane, Oakbrook Terrace, Illinois 60181.

   Mr. Imhoff is a United States citizen.

             During the past five years, Mr. Imhoff (1) has not been

   convicted in any criminal proceedings and (2) was not a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which he was or is subject to a judgment,

   decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.


   Item 3.        Source and Amount of Funds or Other Consideration.
                  -------------------------------------------------

             Mr. Imhoff purchased a total of 50,475 Shares (the "Acquired

   Shares") in a private transaction for an aggregate purchase price of

   $201,900.  Mr. Imhoff borrowed the funds utilized to effect the acquisition from a bank in the ordinary course of business.

        10 of 22

                                                        Page 4 of 6 Pages

   Item 4.        Purpose of Transaction.
                  ----------------------

             Mr. Imhoff purchased the Acquired Shares as an investment in the Company.

             Mr. Imhoff has no plans or proposals which would result in any of the actions specified in clauses (a) through (j) of Item 4 of

   Schedule 13D.


   Item 5.        Interest in Securities of the Issuer.
                  ------------------------------------

             (a)  As of the date hereof, Mr. Imhoff owned 488,909 Shares,

   representing approximately 30.7% of the 1,591,681 Shares outstanding as of March 31, 1990 (based upon the number of Shares reported outstanding in the Company's Quarterly Report on Form 10-Q for the

   fiscal quarter ended March 31, 1990).  Mr. Imhoff disclaims beneficial ownership of the 2,423 Shares owned by his wife.

             (b)  Mr. Imhoff has the sole power to vote and to dispose of the 488,909 Shares reflected herein.

             (c)  In the last 60 days, Mr. Imhoff purchased Shares as

   follows: 50,475 Shares on July 14, 1990 at $4.00 per share in a private transaction.

             (d)-(e)  Not applicable.


   Item 6.        Contracts, Arrangements, Understandings or
                  Relationships with Respect to Securities of the Issuer.
                  -------------------------------------------------------

             Not applicable.

        11 of 22

                                                        Page 5 of 6 Pages

   Item 7.        Material to be Filed as Exhibits.
                  --------------------------------

             Not applicable.

        12 of 22

                                                        Page 6 of 6 Pages

                                  SIGNATURE
                                  ---------

             After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.


   Date:   July 24, 1990.


                            By:       /s/ HERBERT F. IMHOFF
                                      ------------------------------
                                           Herbert F. Imhoff

        13 of 22